Exhibit 10.2

THE COMMON STOCK ISSUABLE PURSUANT TO THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE COMMON STOCK ISSUABLE PURSUANT TO THIS AGREEMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT AND SUCH LAWS WITH RESPECT TO THE COMMON STOCK ISSUABLE PURSUANT TO THIS AGREEMENT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              CAVIT SCIENCES, INC.
                         COMMON STOCK PURCHASE AGREEMENT

INFORMATION REGARDING CAVIT SCIENCES, INC., INCLUDING ITS PROSPECTUS, FORM 10SB REGISTRATION AND RELATED FILINGS UNDER THE SECURITIES ACTS OF 1933 AND 1934, ARE AVAILABLE FOR REVIEW ON THE SEC'S WEBSITE ( WWW.SEC.GOV ) AND ON CAVIT SCIENCES, INC.'S WEBSITE ( WWW.CAVITSCIENCES.COM ).

     This COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made this 29th day of November 2007 by and between CAVIT SCIENCES, INC., a Florida corporation ("CAVIT" or the "Company"), and Isthmus Investments Management S.A. ("Isthmus" or "Investor").

                                   Background

     As more fully set forth herein, Investor has agreed to purchase from the Company shares of Common Stock ("Common Stock") and warrants for common stock ("Warrants") for a purchase price of $250,000. ("Commitment Amount").
Agreement

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     1. Commitment. Subject to the terms and conditions hereof, Investor agrees to purchase 1,250,000 shares of Cavit's Common Stock from Cavit at a purchase price of $.20 per share and 1,500,000 warrants for Cavit's Common Stock at strike prices ranging from $.40 to $3.00 per share (see table below) with varying expiration dates (see table below) from the date of issuance ("Commitment Purchase Amount") not to exceed the Commitment Amount.

TABLE: The number of warrants, class of warrants, exercise price of warrants and term of warrants are set forth below:

     Class     No. of Warrants           Exercise Price            Term
     -----     ---------------           --------------            ----

       A            125,000             $ .40 per share           6 months
       B            125,000             $ .60 per share           9 months
       C            125,000             $ .80 per share          12 months
       D            175,000             $1.00 per share          15 months
       E            175,000             $1.25 per share          18 months
       F            175,000             $1.50 per share          21 months
       G            175,000             $1.75 per share          24 months
       H            250,000             $2.00 per share          36 months
       I            175,000             $3.00 per share          48 months

     2. Share Issuance. Upon the payment of the Commitment Purchase Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to Investor and in the name of Investor, a certificate or certificates for the number of shares of Common Stock so purchased. Such certificate or certificates shall be deemed to have been issued and Investor shall be deemed to have become a holder of record of such Common Stock on and as of the date of the delivery to the Company of and payment of the Commitment Purchase Price as aforesaid. If, however, at the date of payment of such Commitment Purchase Price, the transfer books for the Common Stock shall be closed, the certificates for the Common Stock shall be issued and Investor shall become a record owner of such Common Stock on and as of the next date on which such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such Common Stock.

     3. Warrant Issuance. Upon the payment of the Commitment Purchase Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to Investor and in the name of Investor, warrants for the number of warrants for Common Stock so purchased. Such warrants shall be deemed to have
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been  issued and  Investor  shall be deemed to have become a holder of record of such warrants on and as of the date of the delivery to the Company of and payment of the Commitment Purchase Price as aforesaid.

     4. Representations by Investor. Investor represents and warrants to the Company as follows:

     a) Investor has relied only upon the information presented and contained in the Term Sheet provided by the Company ("Offering Materials") and the Investor has read and understands the information contained in the Company's Prospectus, Form 10 SB Registration and related filings under the Securities Acts of 1933 and 1934, which are available on the SEC's website referred to above. Investor has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Common Stock offered by the Offering Materials and has received answers which Investor considers to be reasonably responsive to such questions. Investor has had the opportunity to verify the accuracy of the information contained in the Offering Materials.

     (b) Investor understands that Investor is subscribing for the Common Stock without being furnished any literature in connection with the Offering other than the Offering Materials, and that the Offering of the Common Stock presented in the Offering Materials will not have been scrutinized by the Securities and Exchange Commission or by the securities administrator or similar bureau, agency, or department of the state of Investor's' residence.

     (c) Investor understands (i) that the Common Stock has not been registered under the Securities Act of 1933, as amended ("Act"), or registered or qualified under the securities laws of the state of Investor's' residence,
     (ii) Registration Rights: upon receipt of a written demand by the Investor, the Company is obligated to register the shares of Common Stock and warrants under the Securities Act of 1933, as amended, within limits of current SEC guidelines.

     (d) The Common Stock is being purchased for Investor's own account for investment purposes only and not for the interest of any other person and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof.

     (e) Investor is able to bear the economic risks related to purchase of the Common Stock for an indefinite period of time (i.e., Investor is able to afford a complete loss of the Common Stock Investor is subscribing to purchase). Investor's net worth and assets are sufficient to enable Investor to purchase shares of Common Stock from Cavit in the amount of the Commitment Amount pursuant to this Agreement.

     (f) Investor's overall commitment to investments which are not readily marketable is not disproportionate to Investor's net worth and Investor's investment in the Company will not cause such overall commitment to become excessive.

     (g) Investor has adequate means of providing for Investor's current needs and possible personal contingencies. Investor has no need for liquidity of the Common Stock subscribed to be purchased hereby and has no reason to anticipate any change in Investor's personal circumstances, financial or otherwise, which might cause or require any sale or distribution of such Common Stock subscribed to be purchased.

     (h) Investor recognizes that the purchase of the Common Stock involves a high degree of risk including those special risks.

     (i) Investor understands that Investor's right to transfer the Common Stock will be restricted as set forth on the certificate evidencing the Common Stock. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards).

     (j) All information which Investor has provided to the Company including, but not limited to, financial position, and status as an accredited investor, and knowledge of financial and business matters is true, correct and complete as of the date of execution of this Agreement. Investor understands that the Company will rely in a material degree upon the representations contained herein.

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
     (k) Investor understands that a legend may be placed on any stock certificate representing the Common Stock substantially to the following effect:

     On the front side:

     "Transfer of the shares represented by this certificate is restricted - see reverse side."

     On the reverse side:

     "The shares represented by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been taken for investment. These shares have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be sold, transferred or assigned unless an opinion of counsel satisfactory to the company has been received by the company to the effect that such sale, transfer or assignment will not be in violation of the Act and the rules and regulations promulgated thereunder or applicable state securities laws."

     (l) Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act because Investor's individual net worth (or Investor's joint net worth with his spouse) on the date hereof exceeds $1,000,000.

     5. Securities Laws. As a condition to the issuance of any Common Stock pursuant this Agreement, Investor shall execute and deliver such representations, warranties, and covenants, that may be required by applicable federal and state securities law, or that the Company determines is reasonably necessary in connection with the issuance of such Common Stock. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable Federal or state securities laws, or as shall be reasonably required by the Company or its transfer agent. The Investor has completed and delivered an Investor Questionnaire to the Company.

     6. Binding Effect. This Agreement shall be binding upon the party's respective heirs, personal representatives, successors and assigns; provided, however, that this Agreement shall not be assignable by Investor, in whole or in part, without the prior consent of the Company.

     7. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws thereof regardless of its choice of law rules.

     8. Brokers and Finders. Cavit and Investor hereby represent to each other that no broker or finder has been employed or engaged by either of them in connection with the transactions contemplated in this Agreement and that all negotiations relative to this Agreement have been carried on directly between the parties hereto without the intervention of any other person.

     9.  Survival  of  Representations   and  Warranties,   and  Remedies.   All
representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

     10. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

     11. Waiver, Modification, etc. Any party to this Agreement may waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement. No amendment or modification of this Agreement shall be binding unless in writing executed by all of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

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
     12. Funding Date. It is the intention of the Investor to begin funding the Commitment Purchase Price on or before November 30, 2007.

     13. Notice. Any notice or other communications required or permitted hereunder shall be sufficiently given: (i) three (3) business days after if sent by certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day after sent by Federal Express or other overnight courier providing delivery confirmation for next business day delivery, or (ii) when delivered by personal delivery, telecopier, or e-mail, in any event delivered to or addressed as follows:

     If to Investor:

            Isthmus Investments Management S.A.
            P.O. Box 1508
            World Trade Centre, Panama
            Republic of Panama
            Attn: Adam Carmody, President

     If to Cavit:

          Cavit Sciences, Inc.
          100 E. Linton Blvd., Suite 106B
          Delray Beach, Florida 33483
          Attention: Colm J. King, CEO

     14. Counterparts. This Agreement may be signed in two or more counterparts which counterparts shall constitute a single, integrated agreement binding upon all the signatories to such counterparts. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

     15. Expenses. Except as specifically provided otherwise herein, each party hereto shall pay its or his own expenses arising from this Agreement and the transactions contemplated hereby, including, without limitation, all legal and accounting fees and disbursements; provided, however, that nothing herein shall limit or otherwise modify any right of the parties to recover such expenses (including legal fees and costs of litigation) from the other in the event any party hereto breaches this Agreement.

     16. Further Assurances. Each of the parties hereto shall hereafter execute and deliver such further documents and instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Common Stock Purchase Agreement on the date first written above.

Isthmus Investments Management S.A.              Cavit Sciences, Inc.


By: /s/ Adam Carmody                             By: /s/ Colm J. King
   ---------------------------                      ---------------------------
   Adam Carmody                                  Colm J. King,
   Title: President                              Title: Chief Executive Officer

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